Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142882, 333-197681 and 333-219446) of Simulations Plus, Inc. and inclusion in this Current Report on Form 8-K/A to be filed on August 21, 2017 by Simulations Plus, Inc. of our report dated April 26, 2017 with respect to the financial statements of DILIsym Services, Inc. as of and for the year ended December 31, 2016.

   /s/ Dixon Hughes Goodman LLP

Dixon Hughes Goodman LLP

Raleigh, North Carolina

August 21, 2017